UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Mark One)
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of report June 4, 2004

Commission file number 0-25135

Bank of Commerce Holdings
(formerly Redding Bancorp)

(Exact name of Registrant as specified in its charter)

California	94-2823865

1951 Churn Creek Road Redding, Bancorp	96002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 224-3333

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months
(or for such shorter period that the Registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. June 3, 2004 2,730,908

Item 5.	Other Events

Kenneth R. Gifford, Jr., Director of Bank of Commerce Holdings has filed a 10b5-1 purchase plan to obtain up to 5,000 shares of Bank of Commerce Holdings (BOCH) stock at a price not to exceed $32.00 per share.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

10b5-1 Stock Purchase Plan Kenneth R. and Sally J. Gifford

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2004 /s/ Linda J. Miles

By: Linda J. Miles Executive Vice President & Chief Financial Officer

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